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                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.:

         We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to Form S-4 on Form S-8 of Clear Channel Communications, Inc. of our report dated March 13, 2000 relating to the consolidated financial statements of AMFM Inc. (formerly Chancellor Media Corporation) and Subsidiaries, appearing in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated June 14, 2000.



PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
August 2, 2000